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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Budget Group, Inc. on Form S-3 of our reports dated April 12, 1996 appearing in Registration Statement No. 333-34799 on Form S-1 dated October 1, 1997 and appearing in the Annual Report on Form 10-K of Budget Group, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.





DELOITTE & TOUCHE LLP
Indianapolis, Indiana
November 25, 1997